Exhibit 4.1
[Form of Common Stock Certificate]

WESTSAR FINANCIAL SERVICES CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

CUSIP 961534 10 4
See reverse side for certain definitions

This is to Certify that _____________ is the owner of ______________ fully paid and non-assessable shares of Common Stock $1.00 par value per share of Weststar Financial Services Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Corporation to be duly affixed hereto:

Dated

(SEAL)
President & Chief Executive Officer

Secretary

Countersigned and Registered:
REGISTRAR AND TRANSFER COMPANY
(Cranford, New Jersey)	Transfer Agent And Registrar
By:
Authorized Signature

The Company will, upon request, furnish any shareholder, without charge, information in writing as to the designations, preferences, limitations, and relative rights of all classes of shares and any series thereof and the authority of the board of directors to determine the variations for future series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT ___________ Custodian __________ under Uniform Gift to Minors Act _____________

For value received, _____________ hereby sell, assign and transfers unto ____________ of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________ attorney to transfer the said stock on the books of the within name of Company with full power of substitution in the premises.

Dated